Exhibit 5.1

OPINION OF MARK BARNES LAW PC

[letterhead]

July 18, 2014

Board of Directors
German American Bancorp, Inc.
711 Main Street
Jasper, Indiana 47546

Re: Registration Statement of German American Bancorp, Inc. on Form S-3

Ladies and Gentlemen:

Mark Barnes Law PC has acted as counsel to German American Bancorp, Inc., an Indiana corporation (the “Corporation”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $100,000,000 aggregate offering price of the following:

(i)	common shares, no par value, of the Corporation (“Common Shares”);

(ii)
preferred shares, no par value, of the Corporation (“Preferred Shares”), which may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”);

(iii)	senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities”) of the Corporation (collectively, “Debt Securities”);

(iv)	warrants to purchase Common Shares, Preferred Shares, Debt Securities, or Depositary Shares of the Corporation (“Warrants”);

(v)	units (“Units”), which are comprised of one or more of the Securities (as defined below) in any combination; and

(vi)	contracts to purchase or sell Common Shares, Preferred Shares, Debt Securities or Depositary Shares of the Corporation (“Purchase Contracts”).

The Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants, Units, and Purchase Contracts are collectively referred to herein as the “Securities.”

We have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the respective forms of Indentures for the respective Debt Securities between the Corporation and an institutional trustee not yet identified under each indenture (the “Trustee”), providing for the issuance of the respective Debt Securities from time to time on the terms thereof (each an “Indenture” and, collectively, the “Indentures”); (iii) the Corporation’s restated articles of incorporation and restated bylaws, each as amended to the date hereof; (iv) corporate proceedings of the Corporation relating to the Registration Statement and the transactions contemplated thereby; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation.

In rendering this opinion, we have assumed that, upon the issuance of any of the Common Shares and/or Preferred Shares that may be offered and sold under the Registration Statement, (i) the total number of issued and outstanding Common Shares and/or Preferred Shares (as the case may be) after giving effect to such issuance would not exceed the total number of Common Shares and/or Preferred Shares (as the case may be) that the Corporation is then authorized to issue under its articles of incorporation, as they may then be amended, and (ii) with respect to any issuance of Preferred Shares, the total number of issued and outstanding shares of the applicable series of Preferred Shares (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Shares that the Corporation is then authorized to issue under its articles of incorporation, as they may then be amended.

We have also assumed the genuineness of signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.

Based on the foregoing, we are of the opinion that:

1.
except with respect to Common Shares that are issuable upon (x) the conversion or exchange of Securities that are by their terms convertible or exchangeable (“Convertible Securities”) or (y) the settlement of Purchase Contracts or Units, when (a) all necessary corporate action to authorize and approve the issuance of the Common Shares has been taken and (b) the Common Shares are issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Common Shares will be validly issued, fully paid and nonassessable;

2.
with respect to Common Shares that are issuable upon the conversion or exchange of Convertible Securities that are by their terms convertible or exchangeable into Common Shares, when (a) all necessary corporate action to authorize and approve the issuance of the Common Shares upon conversion or exchange of the Convertible Securities has been taken, (b) such Convertible Securities have been converted or exchanged in accordance with their terms, and (c) the Common Shares are issued and delivered as contemplated thereby, such Common Shares will be validly issued, fully paid and nonassessable;

3.
with respect to Common Shares that are issuable upon settlement of Purchase Contracts or Units comprised of Common Shares and any one or more other Securities, when (a) all necessary corporate action to authorize and approve the issuance of the Common Shares upon settlement of the Purchase Contracts or Units has been taken, (b) such Purchase Contracts or Units have been settled in accordance with their terms and (c) the Common Shares are issued and delivered as contemplated thereby, such Common Shares will be validly issued, fully paid and nonassessable;

4.
except with respect to Preferred Shares that are issuable upon (x) the conversion or exchange of Convertible Securities or (y) the settlement of Purchase Contracts or Units, when (a) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Shares (including the establishment of the terms thereof), (b) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (c) the Preferred Shares are issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of the applicable consideration, the Preferred Shares will be validly issued, fully paid and nonassessable;

5.
with respect to Preferred Shares that are issuable upon the conversion of Convertible Securities that are by their terms convertible or exchangeable, when (a) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Shares (including the establishment of the terms thereof) upon conversion or exchange of Convertible Securities, (b) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (c) such Convertible Securities have been converted or exchanged in accordance with their terms, such Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable;

6.
with respect to Preferred Shares that are issuable upon settlement of Purchase Contracts or Units that are comprised of Preferred Shares and any one or more other Securities, when (a) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Shares (including the establishment of the terms thereof) upon settlement of Purchase Contracts or Units, (b) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (c) such Purchase Contracts or Units have been settled in accordance with their terms, such Preferred Shares will be validly issued, fully paid and nonassessable;

7.
when (a) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, (b) the applicable Indenture and any supplement thereto have been duly authorized, executed and delivered between the Corporation and an eligible Trustee, (c) such Debt Securities have been duly executed, authenticated, and delivered in accordance with the applicable Indenture and supplement, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Debt Securities so issued (including any Debt Securities issued in settlement of Purchase Contracts or Units) will constitute valid and binding obligations of the Corporation;

8.
when (a) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) with a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”), (b) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (d) the Preferred Shares represented by the Depositary Shares have been duly authorized, validly issued, fully paid and delivered to the Depositary, and (e) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Depositary Agreement and issued against deposit of the Preferred Shares as contemplated by the Registration Statement and the Depositary Agreement, the Depositary Receipts will constitute valid and binding obligations of the Corporation and will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement;

9.
when (a) all necessary corporate action to approve and authorize the execution and delivery of a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement (the “Warrant Agreement”) has been taken, (b) such Warrant Agreement has been duly authorized, executed and delivered by each of the parties thereto, (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Corporation;

10.
when (a) all necessary corporate action to approve and authorize the issuance of Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement (the “Unit Documents”) has been taken, (b) the Units and the Unit Documents have been executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (c) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (d) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and binding obligations of the Corporation; and

11.
when (a) all necessary corporate action to approve and authorize the execution and delivery of Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement has been taken, (b) such Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (c) the terms of such Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (d) such Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and binding obligations of the Corporation.

Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any agreement or obligation of the Corporation, such opinions are subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and to the application of principles of public policy.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ MARK BARNES LAW PC